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                                      LEASE

     THIS LEASE made as of this 31st day of December 1996 by and between ROCKWOOD ASSET MANAGEMENT, INC., a Pennsylvania corporation having its principal place of business at 200 Route 22, Delmont, Pennsylvania 15626 ("Lessor"), and ROCKWOOD CASUALTY INSURANCE COMPANY, a Pennsylvania insurance corporation having its principal place of business at 654 Main Street, Rockwood, Pennsylvania ("Lessee").

     WHEREAS, Lessor and Lessee are parties to a certain Lease dated as of July 1, 1994 (the "1994 Lease") for those certain premises situate in the Borough of Rockwood, County of Somerset, Commonwealth of Pennsylvania, more particularly intended to be described on Exhibit "A" attached hereto and made a part hereof, and commonly known as 654 Main Street and 641 Main Street, respectively (the "Premises"), and subject to the exceptions to title set forth on Exhibit "B" attached hereto and made a part hereof. It is intended by this Lease to include within the term Premises all of the lands and improvements presently owned by Lessee in the Borough of Rockwood, County of Somerset, Commonwealth of Pennsylvania whether or not included or described on Exhibit "A".

     WHEREAS, Lessor and Lessee desire to terminate the 1994 Lease and enter into a new lease for the Premises.

     NOW, THEREFORE, in consideration of the premises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lessor and Lessee do hereby agree as follows:


                                   WITNESSETH

1. PREMISES. The 1994 Lease is hereby terminated and of no further force and effect except as otherwise provided therein, and Lessor hereby leases to Lessee and Lessee hereby leases from Lessor the Premises. The Premises includes all fixtures, improvements, additional and other property affixed thereto at the commencement of, or at any time during, the term of this Lease, together with the appurtenant non-exclusive right to the use of all rights-of-way, easements and of all areas for parking available for the Premises.

2.   TERM. The term of this Lease shall be for a period of Fifteen (15) years.

     The term of this Lease and Lessee's obligation to pay rent hereunder shall commence at 12:01 a.m. on January 1, 1997 (the

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"Commencement Date") and shall end at midnight on December 31, 2011 unless sooner terminated as hereinafter provided.

     The term "Lease Year" as used herein shall mean a period of twelve (12) consecutive full calendar months. The first Lease Year shall begin on the Commencement Date.


3.   RENT.

     A. Lessee agrees to pay to Lessor at the office of Lessor, or at such other place designated by Lessor, in advance, without any prior demand therefor, as fixed minimum rent the rent set forth on Schedule A attached hereto and made a part hereof payable in equal monthly installments on the first day of each calendar month of the applicable Lease Year, commencing on the Commencement Date ("Rent").

     B. Lessee hereby covenants and agrees to pay the Rent hereby reserved as and when due, and also all sums of money, charges or other amounts to be paid by Lessee to Lessor or to another person under this Lease which shall be deemed to be included in the definition of "Rent" for purposes hereof. Lessee hereby covenants and agrees that all such Rent shall be paid without abatement, diminution, reduction, deduction or setoff. Nonpayment of such additional rent when due shall constitute a default under this Lease to the same extent and shall entitle Lessor to the same remedies as nonpayment of fixed minimum rent. The covenant of Lessee to pay Rent is independent of any other term, covenant or condition of this Lease.

4. OPERATING EXPENSES. It is the intention of Lessor and Lessee that Lessee shall be responsible for the payment of all Operating Expenses (as hereinafter defined) and that Lessor shall be indemnified by Lessee against all such Operating Expenses. "Operating Expenses" shall include all costs, expenses and obligations of every kind relating directly or indirectly in any way, foreseen and unforeseen, ordinary and extraordinary, to Lessee's use, occupancy and possession of the Premises, which may arise or become due during the term hereof and any renewal term or extension. Nothing hereinabove contained shall require Lessee to pay sums owing under Lessor's mortgage or mortgages, any corporate franchise tax, any estate, inheritance, succession, capital levy, stamp levy, stamp tax or transfer tax of Lessor (except as otherwise provided in Paragraph 14 hereof) or any income tax, excess profits or revenue tax or any other tax, assessment, charge or levy based on or measured by the net income (except as set forth in the next sentence of this Paragraph 4) or capital stock of Lessor, if applicable; provided, however, that if at any time during the term hereof or any renewal or extension thereof an occupancy or excise tax on rents is levied or assessed against Lessor on the net rental, in lieu of, in whole or in part, any real estate taxes, governmental impositions or assessments, then Lessee

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shall pay the same. However, "Operating Expenses" shall include any real property taxes and personal property taxes, charges and assessments which are levied, assessed upon or imposed by any governmental authority during any calendar year of the term hereof with respect to the Premises and the land on which the Premises is located and any improvements, fixtures, and equipment and all other property of Lessor, real or personal, located in the Premises and used in connection with the operation of the Premises and any tax which shall be levied or assessed in lieu of such real or personal property taxes (including, without limitation, any municipal income tax other than the aforesaid municipal income tax), and any license fees, tax measured by or imposed upon rents (except to the extent such license fee or tax is in lieu of or as part of any income tax), or other tax or charge upon Lessor's business of leasing the Premises. Payment of such taxes, charges and assessments shall be made before any fine, penalty, interest or cost may be added thereto for the non-payment thereof; provided, however, that if by law, any such tax, charge or assessment may be paid in installments, whether or not interest shall accrue on the unpaid balance, Lessee may pay the same and any accrued interest on the unpaid balance in installments as the same respectively become due and payable and before any fine, penalty, interest or cost may be added thereto for the non-payment of any such installment and interest. Lessee covenants and agrees to furnish to Lessor within ten (10) days after the date when any tax, charge or assessment is due official receipts of the appropriate taxing authority or other evidence satisfactory to Lessor evidencing payment thereof. Provided, further, that any tax, charge or assessment relating to a fiscal period of the taxing authority, a portion of which is included within the term of this Lease and a portion of which is included in a period of time prior to the Commencement Date or after the expiration of the term of this Lease or any extension thereof (for reasons other than Lessee's default hereunder), shall be adjusted between Lessor and Lessee as of the Commencement Date or such expiration date. Prior to the expiration of the term of this lease or any extension thereof, Lessor shall bill Lessee for its pro rata share of the taxes, charges and assessments based upon the overlap of the last year of the Lease and the fiscal period of the taxing authorities. Such pro rata billing shall be based upon the taxes, charges and assessments for the previous fiscal year; provided, however, that if the taxes, charges and assessments for the last fiscal year of the taxing authorities into which the term of this Lease extends shall vary from those of the previous such fiscal year, Lessee and Lessor shall make a final adjustment at the end of the last such fiscal year based upon the taxes, charges and assessments actually paid by Lessor, and any such liability of Lessor or Lessee for any such adjustment shall specifically survive the termination of this Lease.

5. REPAIRS. Throughout the term of this Lease and any renewal or extension hereof, Lessee, at Lessee's expense, shall keep and maintain the Premises in good order and condition, and make all

                                     -3-

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necessary repairs thereto, interior and exterior, structural and non-structural, ordinary and extraordinary, foreseen and unforeseen, necessary or desirable to maintain said condition, the foundations, exterior walls, structural condition of interior bearing walls and roof of the Premises, as well as the parking lots, walkways, driveways, landscaping, fences, signs and utility installations. Nothing contained herein shall be construed to exclude any expense from the definition of Operating Expense. Lessor shall not be required to furnish any services or facilities or to make any repairs or alterations in or to the Premises. Lessee hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Premises and upon termination of this Lease shall return the Premises to Lessor in the condition prescribed in Paragraph 15 below.


6. UTILITIES. At all times during the term of this Lease and all renewals or extensions hereof, Lessee shall pay the cost of all utilities serving the Premises, including electric, steam, water, sewer, gas, oil, telephone, hot water and every other utility of every nature and description. In no event shall Lessor be liable for any interruption or failure of utility service to the Premises.

7. INSURANCE. Lessee shall, at all times during the term of this Lease and all renewals or extensions hereof, at its sole cost and expense, obtain and maintain in full force and effect insurance on the Premises of the following types:

     A. All risk property coverage and other insurance covering the Premises against loss or damage by fire and such other risks as are normally insurable under the standard form of fire insurance with a broad form extended coverage endorsement, including malicious mischief and vandalism, in an amount, at all times, not less than one hundred (100) percent of the cost of replacement of all improvements and betterments to the Premises.

     B. Comprehensive liability insurance covering the legal liability of Lessor and Lessee against claims for bodily injury or death, occurring on, in or about the Premises in the minimum amount of One Million ($1,000,000.00) Dollars per occurrence for bodily injury and property damage liability, plus umbrella or excess insurance coverage of an additional amount of not less than Four Million ($4,000,000.00) Dollars;

     C. Lessee shall comply with all applicable Pennsylvania worker's compensation laws, and shall maintain such insurance if and to the extent necessary for such compliance;

     D. All insurance provided for in this Lease shall be in effect under valid and enforceable policies issued by insurers of recognized responsibility which are licensed to do business in the Commonwealth of Pennsylvania and which have been reasonably

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approved in writing by Lessor as to the qualifications of insurers and the amounts of insurance to be written by each. Lessee shall promptly pay all premiums due on all such insurance and shall take all steps necessary or appropriate to maintain in full force and effect all such policies during the term of this Lease and all renewals or extensions hereof. Except as herein otherwise provided, all insurance maintained by Lessee pursuant to this Lease shall, except for worker's compensation insurance, name Lessor and Lessee as insureds. Except as otherwise provided in any mortgage on the Premises, all insurance policies shall provide that (a) Lessee shall have full, complete and exclusive authority to adjust all losses thereunder and collect all proceeds related thereto, and Lessor agrees to be bound by all adjustments made by Lessee and to cooperate with Lessee in making such adjustments; (b) the insurer thereof waives all rights of subrogation against Lessor, any successor to Lessor's interest in the Premises, and any mortgagee or assignee of Lessor's interest in the Premises; (c) ten (10) days prior written notice of cancellation, modification or amendment thereof shall be given to Lessor and any mortgagee or assignee thereof. Lessor shall immediately endorse and turn over to Lessee upon Lessor's receipt thereof any checks or other negotiable instruments or other payment representing insurance proceeds paid by the insurance company in respect to any claim. No such policy shall contain any provision relieving the insurer thereof of any liability for any loss by reason of the existence of other policies of insurance covering the Premises against the peril involved or be invalidated by foreclosure or other proceedings or notices thereof relating to the Premises or any interest therein or by any change in the title of ownership of the Premises or any interest therein. Prior to the commencement of the term of this Lease and thereafter not less than ten (10) days prior to the expiration dates of the expiring policies theretofore furnished pursuant to this Lease, originals of the policies, or certificates thereof in the case of bodily injury, bearing notations evidencing the payment of premiums, or accompanied by other evidence of such payment, shall be delivered by Lessee to Lessor.

8. LATE PAYMENT. If Lessee shall fail to pay any installment of Rent (whether minimum rent or additional rent) within fifteen (15) days from the date when due, or any other amount due hereunder within fifteen (15) days after written notice from Lessor, Lessee shall pay to Lessor, in addition to the amount of such installment, an amount equal to five (5) percent of the amount of such installment.

9. USE OF PREMISES. Lessee may use and occupy the Premises for the sole purpose of the operation and maintenance of a casualty insurance business and for no other purpose or business without the consent of Lessor, which consent shall not be unreasonably withheld or delayed but Lessee shall not move any of its insurance operations from Somerset County, Pennsylvania prior to June 30, 2001. Lessee shall, at Lessee's sole cost and expense, comply with all

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applicable laws, ordinances, rules and regulations of governmental authorities relating to the use or occupancy of the Premises, and including those laws, ordinances, rules and regulations which require the making of any structural, unforeseen or extraordinary changes. Lessee shall bear the expense of said increased insurance rates and any special installations as may be required at the expense of Lessee. Lessee shall obtain, keep in force and comply with any governmental license or permit for the proper and lawful occupancy of the Premises by Lessee.

10. ALTERATIONS. Lessee shall make no structural alterations, additions or improvements to the Premises without the prior written consent of Lessor, which consent shall not be unreasonably withheld. Non-structural alterations, additions or improvements shall not require the consent of Lessor. No alteration, addition or improvements shall be undertaken until Lessee shall have procured and paid for, so far as the same may be required from time to time, all permits and authorizations of any federal, state or municipal government or departments or subdivisions of any of them having jurisdiction. All alterations, additions or improvements shall become a part of the Premises when made and shall remain upon and be surrendered with the Premises at the end of the term.

Notwithstanding the foregoing, prior to expiration or earlier termination of the Lease, Lessee may, but shall have no obligation to, remove any such alterations, additions or improvements and in such event of removal, Lessee shall repair any damage occasioned by such removal and in default thereof Lessor may effect said repairs at Lessee's reasonable expense.

11. MECHANICS' LIENS. Prior to Lessee performing any construction or other work on or about the Premises for which a lien could be filed against the Premises, Lessee shall enter into a written "no lien" agreement with the contractor who is to perform such work, and such written agreement shall be filed and recorded in accordance with the Mechanics' Lien Law of Pennsylvania, prior to the commencement of such work. If any mechanics' or other lien shall be filed against the Premises purporting to be for labor or material furnished or to be furnished at the request of Lessee, then Lessee shall, at its expense, cause such lien to be discharged of record by payment, bond or otherwise, within thirty (30) days after the filing thereof. If Lessee shall fail to cause such lien to be discharged of record within such period, Lessor may cause such lien to be discharged by payment, bond or otherwise, without investigation as to the validity thereof or as to any offsets or defenses thereto, and Lessee shall, upon demand, reimburse Lessor for all amounts paid and costs incurred including attorney's fees, in having such lien discharged of record.

12. ASSIGNMENT AND SUBLETTING. Lessee may, at any time and from time to time, assign or transfer this Lease or sublet all or any part of Premises with Lessor's prior written consent, which consent shall not be unreasonably withheld or delayed. Any assignee shall

                                     -6-

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assume, and be deemed to have assumed, this Lease and be and remain liable jointly and severally with Lessee for all payments and for the due performance of all terms, covenants and conditions herein contained on Lessee's part to be paid and performed from and after the date of such assignment. No assignment shall be binding upon Lessor unless the assignee shall deliver to Lessor an instrument in recordable form containing a covenant of said assumption by the assignee, but the failure or refusal of assignee to execute the same shall not release assignee from its liability as set forth herein. Lessee shall not mortgage or encumber its interest in this Lease.

Any consent by Lessor shall not constitute a waiver of strict future compliance by Lessee of the provisions of this Paragraph 12 or a release of Lessee from the full performance by it of the covenants on its part herein contained.

13. ACCESS TO PREMISES. Lessor, its employees and agents shall have the right to enter the Premises upon reasonable notice and during reasonable business hours for the purpose of examining or inspecting the same, showing the same to prospective purchasers or, in the event of a default by Lessee and after the applicable cure period, to prospective tenants of the Premises, or mortgagees, and following default by Lessee and the expiration of the applicable cure period, making such alterations, repairs, improvements or additions to the Premises as Lessor may reasonably deem necessary or desirable; provided, however, that nothing contained herein shall be deemed or construed to create an obligation on the Lessor to make any such alterations, repairs, improvements or additions. If representatives of Lessee shall not be present to open and permit entry into the Premises at any time when such entry by Lessor is necessary or permitted hereunder, Lessor may enter by means of a master key (or forcibly in the event of an emergency) without liability to Lessee and without such entry constituting an eviction of Lessee or termination of this Lease.

14.  OPTION TO PURCHASE AND RIGHT TO REQUIRE PURCHASE.

     A. Lessee shall have the option exercisable at any time during the term of this Lease and within sixty (60) days after the expiration or earlier termination of this Lease, whether for default or otherwise, to purchase the Premises at the scheduled price as set forth on Exhibit "C" attached hereto and made a part hereof, which price shall change from time to time and shall be equal to Two Million Five Hundred Thousand ($2,500,000.00) Dollars on the fifteenth anniversary of the Commencement Date. Lessee may exercise such option to purchase only if it is not in default of its monetary obligations under this Lease or, if it is in monetary default, only after it has cured such default. In the event that Lessee has not exercised such purchase option, Lessor shall have the right to require that Lessee purchase the Premises on the

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fifteenth anniversary of the Commencement Date for the sum of Two Million Five
Hundred Thousand ($2,500,000.00) Dollars.

     B. Upon the exercise by the Lessee of the option to purchase the Premises, or upon the exercise by the Lessor of its right to have the Lessee purchase the Premises, the following shall occur:

          (i) the Lessor and Lessee shall proceed to a closing (the "Closing") to occur within twenty (20) days after the date of such exercise;

          (ii) each party shall bear its own costs in connection with the Closing; provided, however, that transfer taxes shall be borne by the Lessee; and

          (iii) Lessor shall convey marketable title to the Premises by a Special Warranty Deed, subject only to exceptions to title as set forth on Exhibit "B" attached hereto and made a part hereof, and such other exceptions to title which arose during the term hereof as a matter of law prior to the Closing and to which Lessee has given its prior written consent (which may be withheld in Lessee's sole determination) or were created by Lessee.

     C. Upon the vesting of title to the Premises in Lessee in accordance with this Paragraph 14, this Lease shall, at Lessee's option, terminate. In the event of such termination of this Lease, all rent paid in advance shall be apportioned as of the date of such termination.


     D. If either Lessor or Lessee shall default in its obligation to convey (in the case of Lessor) or to acquire (in the case of Lessee) title to the Premises, the other party shall be entitled to damages and the right to compel specific performance of the covenants in this Paragraph 14.

15. SURRENDER OF PREMISES. At the end of the term of this Lease, and in the event that Lessee has not elected to purchase the Premises and Lessor has not elected to require such purchase, as set forth in Paragraph 14, Lessee shall surrender the Premises to Lessor, together with all alterations, additions and improvements thereto (to the extent the same are accepted by Lessor), in broom clean condition and in working order and repair except for ordinary wear and tear and damage by fire and other casualty excepted. If Lessee is not then in monetary default under any of the terms hereof, Lessee shall have the right at the end of the term hereof to remove any equipment, furniture, trade fixtures or other personal property placed in the Premises by Lessee, provided that Lessee promptly repairs any damage to the Premises caused by such removal. Lessee shall surrender the Premises to Lessor at the end of the term hereof, without notice of any kind, and Lessee waives all right to any such notice as may be provided under any laws now or hereafter in effect in Pennsylvania, including The Landlord and

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Tenant Act of 1951, 68 P.S. ss. 250.101 et seq. If Lessee shall fail to remove any of its equipment, furniture, trade fixtures or other personal property, the same shall be deemed abandoned and Lessor may remove and store the same at the expense of Lessor or sell the same on behalf of Lessee at public or private sale in such manner as is commercially reasonable with any proceeds thereof to be first applied to the costs and expenses including attorneys' fees of the storage and sale and the payment of any amounts owed hereunder by Lessee.

16. INDEMNIFICATION. Notwithstanding any provision to the contrary contained in this Lease, Lessee shall indemnify and save harmless Lessor from and against all liabilities, obligations, damages, penalties, claims, costs, charges and expenses, including reasonable attorneys' fees, which may be imposed upon or incurred by or asserted against Lessor by reason of any of the following occurring during the term of this Lease (except to the extent caused by acts of the Lessor occurring following the date hereof):

          (i) Any work or thing done in, on or about the Premises or any part thereof;

          (ii) Any use, non-use, possession, occupation, condition, operation, maintenance or management of the Premises or any part thereof or any street, avenue, alley, sidewalk, curb, passageway, entrance or space adjacent thereto;

          (iii) Any negligence on the part of Lessee or any of its agents, contractors, servants, employees, licensees or invitees;

          (iv) Any accident, injury or damage to any person or property occurring in, on or about the Premises or any part thereof or any street, avenue, alley, sidewalk, curb, passageway, entrance or space adjacent thereto;

          (v) Any failure on the part of Lessee to keep, observe and perform any of the terms, covenants, agreements, provisions, conditions or limitations contained in this Lease on Lessee's part to be kept, observed and performed;

          (vi) The termination of this Lease by reason of the occurrence of an event of default as defined in Paragraph 22, below; or

          (vii) Any tax attributable to the execution, delivery or recording of this Lease, or any amendment thereof.

     In case any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon written notice from Lessor shall, at Lessee's sole cost and expense, including attorneys' fees, resist or defend such action or proceeding by counsel approved by Lessor in writing, such approval not to be unreasonably

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withheld, but no approval of counsel shall be required in each and every instance where the claim is resisted or defended by counsel of an insurance carrier obligated so to resist or defend such claim.

17. FIRE OR OTHER CASUALTY. In case of damage to the Premises by fire or other casualty, Lessee shall give prompt notice to Lessor, and following the settlement of the insurance claim Lessee shall cause the damage to be repaired with reasonable promptness. Lessor shall have no obligation to repair or rebuild. Regardless of whether the Premises are rendered untenantable, the rent shall not be abated. In the event the damage to the Premises shall be extensive and substantial, Lessee may elect not to repair or rebuild. Lessee shall notify Lessor in writing of Lessee's decision not to repair or rebuild within sixty days from the date of such damage and this Lease shall, at Lessee's option, terminate as of the date of such notice, with the same effect as if such date were the date herein fixed as the expiration date of this Lease; provided, however, that upon such termination Lessee shall be responsible for payment to Lessor of the scheduled price, as set forth on Exhibit "C" attached hereto and made a part hereof, as of the date closest to such termination date, less any insurance proceeds received by Lessor with respect to the Premises and not paid over to Lessee, and Lessee shall receive from Lessor a special warranty deed to the Premises in exchange for such payment of the scheduled price (and the Closing of title shall be governed by the provisions of Paragraph 14 above as if Lessee had exercised its option to purchase).

Lessor will not carry insurance of any kind on any of Lessee's furniture or furnishings or on any fixtures, equipment, other improvements, property or appurtenances of Lessee under this Lease and Lessor shall not be obligated to repair any damage thereto or to replace the same.


18. WAIVER OF SUBROGATION. Lessor and Lessee do each hereby release and relieve the other, their agents or employees from responsibility for and waive any claim of recovery for (a) any loss or damage to the real or personal property of either located anywhere in the Premises, including the Premises itself, arising out of or incidental to the occurrence of any of the perils which may be covered by their respective fire insurance policies, with extended-coverage endorsements, or (b) loss resulting from business interruption at the Premises or loss of rental income from the Premises, arising out of or incidental to the occurrence of any of the perils which may be covered by the business interruption insurance policy and by the loss of rental income insurance policy held by Lessor or Lessee. Any insurance policy shall expressly permit such a release or contain a waiver of any rights of such insurer against Lessor and Lessee and such other persons. Nothing contained herein shall be interpreted or construed to require Lessor to maintain any insurance.

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19.  SUBORDINATION NON-DISTURBANCE AND ATTORNMENT. Lessee accepts this Lease subject and subordinate only to any first mortgage or mortgages held by an institution (including, without limitation, the notes or other obligations secured thereby and any and all renewals, modifications, consolidations, replacements or extensions of any such mortgages or the notes or other obligations secured thereby) now in existence or hereinafter made from time to time, placed upon or affecting the Premises; provided upon the condition that the holder thereof executes a Non Disturbance Agreement which shall be on the form customarily used by the institutional holder of the mortgage and reasonably acceptable to Lessee and in substance confirms in writing the terms and conditions of this Lease and the rights of Lessee herein, including, but without limitation, the disposition of insurance proceeds to Lessee. Lessee shall execute, acknowledge and deliver to the holder of any such mortgage or to any of the parties to such instruments, at any time upon demand by such holder or by any such party, and releases, certificates or other documents that may be reasonably required by such holder or by any such party, for the purpose of evidencing the subordination of this Lease to such mortgages or instruments or to any renewals, modifications, consolidations, replacements or extensions thereof, on the condition that the Non Disturbance Agreement shall be unaffected thereby. In the event of a sale under any mortgage (or any note or other obligation secured thereby) to which this Lease is subordinate, or a taking of possession of the Premises by the mortgagee or other person acting for or through the mortgagee under any mortgage to which this Lease is subordinate, then and upon the happening of such events, Lessee shall attorn to and recognize as lessor hereunder as the party who, but for this Lease, would be entitled to possession of the Premises. Lessee agrees to give any mortgagee notice of any default of Lessor under the terms and conditions of this Lease and agrees that if Lessor shall fail to cure such default, such mortgagee shall be given an opportunity to take such actions to cure the default as it shall reasonably deem appropriate to protect its security. In such event this Lease shall not be terminated by Lessee as long as such mortgagee is promptly curing such default or diligently pursuing such remedies, provided, however, that the period for the cure thereof by such mortgagee shall not exceed sixty (60) days beyond the date the notice to the mortgagee shall have been given. As used herein, the term "institution" or "institutional holder" shall mean a bank (savings or commercial), insurance company, savings and loan association or governmental pension fund, in each case having a net worth in excess of Fifty Million ($50,000,000) Dollars.

20.  CONDEMNATION.

     (a) In the event that the Premises or any material part thereof shall be condemned for public use, then and in that event, upon the vesting of title to the same for such public use, this Lease shall terminate, anything herein contained to the contrary

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notwithstanding, and Lessee shall be deemed to have exercised its option to purchase the Premises as set forth in Paragraph 14 above as of such date of termination. Neither Lessor nor any mortgagee of the Premises shall have any interest in the condemnation award, the entirety of which shall belong to Lessee. Lessor shall, nevertheless, cooperate with Lessee in obtaining any such award to the extent such cooperation shall be reasonably necessary. As used herein, the term "material part" shall be deemed to consist of either or both of
(i) a taking in excess of fifty (50) of the area of either the buildings and improvements comprising the Premises and/or (ii) a taking which in the sole and absolute judgment of Lessee shall be of such an extent as to render the continued use of the Premises by Lessee uneconomical or undesirable for Lessee. In the event of such termination of this Lease, Lessee shall be responsible for payment to Lessor of the scheduled price, as set forth on Exhibit "C" attached hereto and made a part hereof, as of the date closest to such termination (and the Closing of title shall be governed by the provisions of Paragraph 14 above as if Lessee had exercised its option to purchase).

     (b) Notwithstanding the foregoing, in the event that less than a material part of the Premises shall be so taken, Lessee may at its election retain the part not so taken but there shall be no reduction in the Rent and the condemnation award shall be paid to Lessor on the condition that Lessor shall apply such award to the Rent and Purchase Price next coming due and payable under the Lease, as the case may be. Nothing contained herein shall be construed to preclude Lessee from prosecuting any claim directly against the condemning authority in such condemnation proceeding for loss of business or depreciation to, damage to, or cost of removal of, or for the value of, stock, trade fixtures, furniture and other personal property belonging to Lessee; provided, however, that no such claim shall diminish or otherwise adversely affect Lessor's award or the award of any mortgagee who shall have entered into a Non-Disturbance Agreement with Lessee in accordance with this Lease.

21. ESTOPPEL CERTIFICATES. Lessee and Lessor shall, at any time and from time to time, within 15 days following written request from Lessor or Lessee, execute, acknowledge and deliver to Lessor and Lessee a written statement certifying that this Lease is in full force and effect and unmodified (or, if modified, stating the nature of such modification), certifying the date to which the Rent reserved hereunder has been paid, and certifying that there are not, to Lessee's or Lessor's knowledge, any uncured defaults on the part of Lessor or Lessee hereunder, or specifying such defaults if any are claimed. Any such statement may be relied upon by any prospective purchaser or mortgagee of all or any part of the Premises or land on which the Premises is situate or assignee of Lessee's interest or subtenant. Lessee's or Lessor's failure to deliver such statement within said 15-day period shall be conclusive upon Lessee or Lessor that this Lease is in full force and effect and unmodified, and that there are no uncured defaults in the obligations of Lessor or Lessee hereunder.

22. DEFAULT. The occurrence of any of the following shall constitute an event of default and breach of this Lease by Lessee:

     A. A failure by Lessee to pay, when due, any installment of Rent hereunder or any such other sum herein required to be paid by Lessee which continues uncured for a period of fifteen (15) days following written notice thereof from Lessor to Lessee;

     B. A failure by Lessee to observe and perform any other terms or conditions of this Lease to be observed or performed by Lessee, where such failure continues for thirty days after written notice thereof from Lessor to Lessee; provided, however, that if the nature of the default is such that the same cannot reasonably be cured within such period, Lessee shall not be deemed to be in default if within such period Lessee shall commence such cure and thereafter diligently prosecute the same to completion and the cure period shall be extended for such period of subsequent prosecution;

     C. The making by Lessee of any assignment for the benefit of creditors; the adjudication that Lessee is bankrupt, insolvent or unable to pay its debts; the filing by or against Lessee of a petition to have Lessee adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against Lessee, the same is dismissed within one hundred eighty (180) days after the filing thereof); the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located in the Premises or of Lessee's interest in this Lease (unless possession is restored to Lessee within thirty days after such appointment); or the attachment, execution or levy against, or other judicial seizure of, substantially all of Lessee's assets located in the Premises or of Lessee's interest in this Lease (unless the same is discharged within thirty days after issuance thereof).

23. REMEDIES. Upon the occurrence of any such event of default set forth above or elsewhere in the Lease, Lessor shall have the option of either (i) terminating this Lease by twenty (20) days prior written notice thereof to Lessee given within ten (10) days following the expiration, without cure, of the cure period, or (ii) continuing the Lease in full force and effect. The election by Lessor not to terminate this Lease upon the occurrence of any event of default shall not preclude the later exercise by Lessor of its right to so terminate this Lease. Failure to timely terminate constitutes an election to continue the Lease.

     A. In the event Lessor shall terminate this Lease as a result of an event of default and Lessee shall not exercise its option to purchase and Lessor shall not exercise its option to compel Lessee to purchase, each as in accordance with Paragraph 14, then Lessor shall be entitled to recover as damages for the breach by the Lessee of its obligations and liabilities under this Lease the full amount of the Rent (including additional rent) for the remainder of the term, all of which shall accelerate and be due and payable at once discounted at the rate of six (6%) percent per annum and, in addition thereto, the Lessor shall be entitled to recover from, and there shall be recoverable from, Lessee:

          (1) The reasonably incurred actual cost of restoring said Premises to good condition, normal wear and tear and damage by fire or other casualty excepted;

          (2) All due or accrued sums, under the terms of this Lease up to the date of termination; and

          (3) Lessor's reasonably incurred actual cost of recovering possession of the Premises, including but not limited to, attorneys' fees and court costs incurred by Lessor.

     B. Upon any termination of this Lease, Lessee shall quit and peacefully surrender the Premises (in the manner and upon the terms and conditions set forth in Paragraph 15 hereof) to Lessor, and Lessor, upon or at any time after any such termination, may, without further notice, enter upon and re-enter the Premises and possess and repossess itself thereof, by force, summary proceedings, ejectment or otherwise, and may dispossess Lessee and remove Lessee and all other persons and property from the Premises and may have, hold and enjoy the Premises and the right to receive all income of and from the same.

     C. Against the rents and sums due from Lessee to Lessor during the remainder of the term (including all due or accrued sums, plus interest and late charges if in arrears, under the terms of this Lease), credit shall be given Lessee in the net amount of rent received from the new tenant after deduction by Lessor for:

          (1) The reasonable costs incurred by Lessor in reletting the Premises (including, without limitation, reasonable remodeling costs, and brokerage fees);

          (2) Lessor's reasonable cost of recovering possession of the Premises including but not limited to attorneys' fees and court costs incurred by Lessor; and


          (3) The reasonable cost of storing any of Lessee's property left on the Premises after re-entry. Notwithstanding any provision to the contrary, upon the default of any substitute tenant or upon the expiration of the lease term of such substitute tenant before the expiration of the term or extension of the term then in effect, as the case may be, Lessor may, at Lessor's election, either relet to still another substitute tenant, or terminate this Lease and exercise its rights under this Lease.

     D. Lessor shall have the right of injunction, in the event of a breach or threatened breach by Lessee of any of the terms and conditions hereof, to restrain the same and the right to invoke any remedy allowed by law or in equity, whether or not other remedies, indemnity or reimbursements are herein provided. The rights and remedies given to Lessor in this Lease are distinct, separate and cumulative remedies; and no one of them, whether or not exercised by Lessor, shall be deemed to be exclusive of any of the others.

24. WAIVER. The failure or delay on the part of either party to enforce or exercise at any time any of the terms and conditions of this Lease shall in no way be construed to be a waiver thereof, nor in any way to affect the validity of this Lease or any part hereof, or the right of the party to thereafter enforce each and every such term or condition. No waiver of any breach of this Lease shall be held to be a waiver of any other or subsequent breach. The receipt by Lessor of rent at a time when the rent is in default under this Lease shall not be construed as a waiver of such default. The receipt by Lessor of a lesser amount than the rent due shall not be construed to be other than a payment on account of the rent then due, nor shall any statement on Lessee's check or any letter accompanying Lessee's check be deemed an accord and satisfaction, and Lessor may accept such payment without prejudice to Lessor's right to recover the balance of the rent due or to pursue any other remedies provided in this Lease. No act or thing done by Lessor or Lessor's agents or employees during the term of this Lease shall be deemed an acceptance of a surrender of the Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Lessor.

25. QUIET ENJOYMENT. If and so long as Lessee pays the rent reserved hereunder and observes and performs all the terms and conditions on Lessee's part to be observed and performed hereunder, Lessee shall and may peaceably and quietly have, hold and enjoy the Premises for the entire term hereof, subject to all the terms and conditions of this Lease.

26. SUCCESSORS. The respective rights and obligations provided in this Lease shall bind and shall inure to the benefit of the parties hereto, and their permitted successors and assigns.

27. GOVERNING LAW. This Lease shall be governed by and construed in accordance with the laws of the Commonwealth of Pennsylvania.

28.  SEVERABILITY. If any term, covenant or condition of this Lease shall prove to be invalid, void or illegal it shall in no way affect, impair or invalidate any other term, covenant or conditions hereof which shall nevertheless remain in full force and effect.

29. HOLDING OVER. If Lessee shall, with the consent of Lessor, hold-over at the expiration of the term hereof, such tenancy shall be deemed a month-to-month tenancy, which tenancy may be terminated as provided by applicable law. During such tenancy, Lessee agrees to pay to Lessor an amount equal to one and one-half (1-1/2) times the amount of fixed minimum rent in effect at the time of the termination of this Lease, and to be bound by all the terms and conditions hereof. If Lessor shall not give consent to such hold-over by Lessee, such tenancy may be terminated as above provided, and until Lessee has vacated the Premises, it agrees to pay to Lessor rent at a monthly rental double the then annual rent paid by Lessee at the expiration of the term of this Lease.

30. LESSOR'S LIABILITY. Any covenants and agreements herein made on the part of Lessor are made and intended not as personal covenants, but are made and intended for the purpose of binding only Lessor's interest in the Premises, as the same may from time to time be encumbered. No personal liability or personal responsibility is assumed by, or shall at any time be asserted or enforceable against, Lessor or its legal representatives, successors, and assigns on account of the Lease or on account of any covenant or agreement of Lessor herein.

31. NOTICES. All notices under this Lease shall be in writing and sent by registered or certified mall, postage prepaid, to Lessor at 200 U.S. Route 22, Delmont, Pennsylvania 15626, Attention: Terrence S. Jacobs, and to Lessee at 654 Main Street, Rockwood, Pennsylvania 15557 or such other addresses may from time to time be designated by either party in writing. Notices mailed as aforesaid shall be deemed given on the date of such mailing. Any consent of Lessor to any action of Lessee contemplated hereby shall be given prior to the action so taken in writing in the same manner as any notices required hereunder.

32. BROKERS. Each of the parties represents and warrants that there are no claims for unpaid brokerage commissions or finder's fees in connection with the execution of this Lease, and agrees to indemnify the other against and hold it harmless from all liabilities arising from any such claim including, without limitation, the cost of attorney's fees in connection therewith.

33. ENTIRE AGREEMENT. This Lease contains all covenants and agreements between Lessor and Lessee relating in any manner to the rent, use and occupancy of the Premises and Lessee's use of the Premises and other matters set forth in this Lease. No prior agreement or understanding pertaining to the same shall be valid or of any force or effect and the terms, covenants and conditions of this Lease shall not be altered, modified or added to except in writing signed by Lessor and Lessee.

34.  ENVIRONMENTAL COMPLIANCE AND INDEMNIFICATION


     A. Hazardous Materials: The term "Hazardous Materials" as used herein shall mean any substance or waste defined or designated as hazardous or toxic waste, material, substance or similar term by any present or future federal, state or municipal environmental statute, code, ordinance, order, judgment, decree, injunction, restriction, requirement, rule or regulation of any governmental agency or authority, and shall include, without limitation, all of the following:

          (i) hazardous substances, as such term is defined in the Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. Section 9601(14), as amended by the Superfund Amendments and Reauthorization Act of 1986, Pub. L. No. 99499, 100 Stat. 1613 (Oct. 17, 1986)
          ("SARA"); (ii) regulated substances, within the meaning of Title I of the Resource Conservation and Recovery Act, 42 U.S.C. Sections 6991-6991 (i), as amended by SARA; (iii) any element, compound or material which can pose a threat to the public health or the environment when released into the environment; (iv) hazardous waste as deemed in the Pennsylvania Solid Waste Management Act, Pa. Stat. Ann. title 35 Section 6018.103 (Purdon Supp. 1987); (v) hazardous material designated under the Pennsylvania Hazardous Materials Transportation Act Pa. Stat. Ann. title 75 Section 8301 to 8308 (Purdon Supp. 1987); (vi) any substance which may be the subject of liability pursuant to the Pennsylvania Clean Streams Law, Pa. Stat. Ann. title 35, Sections 691.1 to 691.1001 (Purdon Supp. 1987); (vii) an object or material which is contaminated with any of the foregoing; (viii) any other substance designated by any federal, state, and local laws, statutes, ordinances, rules, regulations, orders and requirements of common law concerning protection of the environment or human health ("Environmental Laws") or a federal, state or local agency as detrimental to public health, safety and the environment.

     B. Lessee Representations: Lessee hereby covenants, represents and warrants that it shall not use the Premises for the purpose of refining, producing, storing, handling, transferring, processing or transporting Hazardous Materials or in violation of the Environmental Laws.

     C. Compliance with Environmental Laws: Lessee shall operate the Premises or cause it to be operated in compliance with the Environmental Laws and all applicable laws, rules and regulations promulgated by the Environmental Protection Agency and the Department of Environmental Resources of the Commonwealth of

Pennsylvania or any successor agencies thereto including, without limitation, regulations governing underground storage tanks.

     D. Indemnification: Lessee shall indemnify, defend and hold harmless Lessor, its partners, directors, officers, employees, agents, servants, successors and assigns from and against any and all claims, liabilities, obligations, damages, penalties, causes of action, costs and expenses (including attorneys' fees, investigation, consultant and management fees and court costs) arising from (i) Lessee's or any of Lesee's agents', contractors', employees', invitees', or licensees' use or occupancy of the Premises, including, but not limited to, the release or discharge of Hazardous Materials in, on or about the Premises, or (ii) the conduct of Lessee's business or the business of any of Lessee's agents, contractors, employees, invitees, or licensees, or (iii) any activity, work or things done, permitted or suffered by Lessee or any of Lessee's agents, contractors, employees, invitees, or licensees, including, but not limited to, the use, treatment, production, handling, refining, transfer, processing, transporting, generating, manufacturing, disposing or storage of any Hazardous Materials including, without limitation, petroleum products, radon, asbestos, or polychlorinated biphenyls in, about or affecting the Premises or elsewhere, or (iv) the violation of any Environmental Laws or any federal, state or municipal environmental present and future laws, statutes, codes, or ordinances, orders, judgments, decrees, injunctions, rules, regulations, restrictions and requirements, or (v) any act, event or occurrence affecting the Premises which results from the use, treatment, production, handling, refining, transfer, processing, transporting, generating, manufacturing, disposing or storage of any Hazardous Materials. In case any action or proceeding is brought against Lessor by reason of any such claim, Lessee upon notice from Lessor shall defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor. The provision of this Section shall survive the termination or expiration of this Lease and the surrender of the Premises by Lessee.

     B. Present Conditions: Notwithstanding anything to the contrary contained in this Lease, Lessor agrees to indemnify, defend and hold harmless Lessee from and against all claims, liabilities, losses, damages and penalties to the extent they are based upon or caused by Hazardous Materials which were present at the site at the date of this Lease including, without limitation, the Hazardous Materials disclosed in that certain Phase II Environmental Site Assessment of the Premises dated December 14, 1996 prepared by Front Royal Environmental Services, Inc.;

35. No Termination. Without limiting Lessee's obligations under Paragraph 3 hereof, this Lease shall not terminate nor shall Lessee have any right to terminate this Lease or to be released, relieved or discharged from any obligations or liabilities hereunder for any of the following reasons except as otherwise expressly provided in this Lease:

          (a) any damage to, or destruction of, the Premises or any portion thereof;

          (b) any condemnation, confiscation, requisition or other taking or sale of the possession, use, occupancy or title to the Premises or any portion thereof;

          (c) any limitation, restriction, deprivation or prevention of, or any interference with, any use or the occupancy or possession of the Premises or any portion thereof, unless resulting from the material breaches or default of Lessor (or persons acting by, through or on behalf of Lessor) and unless Lessee's use, occupancy or possession of the Premises is materially impaired or interfered with. Nothing herein shall impair or limit the rights of Lessor's mortgagees to notice of and an opportunity to cure such breach or default;

          (d) any failure by Lessee to obtain or maintain any permits, licenses, approvals or other authorizations to permit its operations on the Premises as may be required by any governmental authorities having jurisdiction of the Premises;

          (e) any material default or breach on the part of Lessor under this Agreement unless such default or breach materially impairs or interferes with Lessee's use, occupancy or possession of the Premises and Lessor's mortgagees shall have had reasonable notice of and full and adequate opportunity to cure;

          (f) the inadequacy, incorrectness or failure of the description of the Premises or any portion thereof if the use, occupancy or possession of the Premises by Lessee is not materially impaired or adversely affected thereby; or

          (g) any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution or other proceeding affecting Lessor or any assignee of Lessor, or any action with respect to this Lease which may be taken by any receiver, trustee or liquidator (or other similar official) or by any court.

     Except as otherwise provided herein, Lessee waives all rights now or hereafter conferred by law to any abatement, suspension, deferment, diminution or reduction of Rent or other amounts payable by Lessee hereunder.

35. CONDITION OF PREMISES. The Premises are leased by Lessor to Lessee hereunder subject to:

          (a) discrepancies or conflict in boundary lines easements, encroachments or area content which a satisfactory survey would disclose;


          (b) building restrictions and regulations, and the amendments and the additions thereto now or at any time hereafter in force in Rockwood, Somerset County, Pennsylvania;

          (c) present and future zoning law, ordinances, resolutions and regulations of Rockwood, Somerset County, Pennsylvania, and all present and future ordinances, laws, regulations and orders of all boards, bureaus, commissions and bodies of any municipal, county, state or federal governments now or hereafter having or acquiring jurisdiction of the Premises and the use, occupancy and condition thereof;

          (d) the effect of all present and future municipal, state or federal laws, orders and regulations relating to lessees, sublessees or occupants of the Premises, their rights and the rentals to be charged for the use of the Premises or any portion or portions thereof;

          (e) violations of laws, ordinances, orders or requirements that might be disclosed by any examination and inspection or search of the Premises by any federal, state or municipal departments or authorities having jurisdiction, as the same may exist on the date hereof or on the Commencement Date, and which the Lessee covenants and agrees to remove promptly as is provided in Paragraph 9 of this Lease (except for the presence of Hazardous Materials as identified in the Phase II Environmental Site Assessment of the Premises dated November 14, 1996 conducted by Front Royal Environmental Services, Inc.

          (f) the condition and state of repair of the building on the Premises demised hereunder as the same may be on the Commencement Date;

          (g) all assessments, water meter and water charges and sewer rents, accrued, fixed or not fixed; and

          (h) the restrictions, covenants, easements and agreements now of record and described in Exhibit B.

     Except as set forth in Paragraph 34(E) of this Lease, Lessor makes no representations or warranties to Lessee with respect to the Premises. Lessee acknowledges and agrees that it has examined the condition of the Premises and has found the same to be satisfactory for all purposes hereof. Lessee further acknowledges and agrees that Lessor has made no representations or warranties concerning the permitted uses of the Premises, the zoning laws applicable to the Premises, or the financial statements applicable to the operation of the Premises, and that the obligations of

Lessee hereunder are not conditioned upon, and are independent of, the use of the Premises for any specific purpose.

36.  RECORDATION. Upon the request of either Lessor or Lessee, the parties shall record a memorandum of this Lease at the expense of the party requesting the recording.

     IN WITNESS WHEREOF, this Lease has been executed by the parties hereto the day and year first above written.

Attest:                                   ROCKWOOD ASSET MANAGEMENT, INC.


____________________________              By:____________________________
                                             By its: ____________________


Attest:                                   ROCKWOOD CASUALTY INSURANCE
                                            COMPANY


____________________________              By:____________________________
                                             By its: ____________________

                                LEGAL DESCRIPTION

PARCEL 1:

     ALL THAT CERTAIN lot or piece of ground, situate in the Borough of Rockwood, Somerset County, Pennsylvania being bounded and described as follows:

     BEGINNING at a star bolt (found), said point being the northeast point of intersection of the right-of-way of Main Street and the right-of-way of Walnut Street;

     THENCE along the eastern right-of-way line of Walnut Street, N 5(degree)46'20" W, a distance of 149.98 feet to a star bolt (found) at the southeast intersection of the right-of-way of Walnut Street and the right-of-way of a 24-foot alley;

     THENCE along the southern right-of-way line of the 24-foot alley, N 84(degree)44'40" E, a distance of 50.00 feet to a point at the comer of lot 80, property of Ray V. Stemer;

     THENCE along property of Ray V. Stemer, S 04(degree)05'50" E, a distance of
150.00 feet to a star bolt (found) on the northern right-of-way line of Main Street,

     THENCE along the northern right-of-way line of Main Street, S 84(degree)44'40" W, a distance of 45.62 feet to the place of BEGINNING.

     BEING marked, known and numbered as lot no. 81 on the Plan of Lots of Rockwood Borough.


PARCEL 2:

     ALL THAT CERTAIN lot or piece of ground, situate in the Borough of Rockwood, Somerset County, Pennsylvania being bounded and described as follows:

     BEGINNING at a point, said point being on the northerly right-of-way line of Main Street and the southeast corner of lot 77, property of Richard L. Matthews;

     THENCE along property of Richard L. Matthews, N 4(degree)18'00" W, a distance of 154.00 feet to an iron pipe (found) on the southern right-of-way line of a 24-foot alley;

     THENCE along said alley N 84(degree)44'40" E, a distance of 166.50 feet to a point at the corner of property of N/F Wetzel Co.;

     THENCE along property of N/F Wetzel Co., S 21(degree)22'00" E, a distance of 90.27 feet to a railroad spike (found);

     THENCE continuing along property of N/F Wetzel Co., S 50(degree)00'00" E, a distance of 108.00 feet to a pipe (found) on the northern right-of-way line of Main street,

     THENCE along the northern right-of-way line of Main Street, S 86(degree)45'05" W, a distance of 270.30 feet to the place of BEGINNING.

     BEING marked, known and numbered as lots 74 through 76 and parts of lots 71 & 72 & 73 on the Plan of Lots of Rockwood Borough.

PARCEL 3:

     ALL THAT CERTAIN lot or piece of ground, situate in the Borough of Rockwood, Somerset County, Pennsylvania being bounded and described as follows:

     BEGINNING at a drill hole (found), said point being on the southern right-of-way line of Main Street and at the northeast comer of property of Terry
C. Younkin;

     THENCE along the southern right-of-way line of Main Street, N 86(degree)65'45" E, a distance of 55.80 feet to a doll hole (found);

     THENCE continuing along the right-of-way of Main Street, N 40(degree)00'00" E, a distance of 243.20 feet to a star bolt (found) at the southeast point of intersection of the southern right-of-way line of Main Street and the western right-of-way line a 16.5-foot alley;

     THENCE along said alley S 50(degree)00'00" E, a distance of 150.00 feet to an iron pipe (found) on line of property of N/F the Borough of Rockwood;


     THENCE along property of N/F the Borough of Rockwood the following courses and distances:

     S 40(degree)00'00" W, a distance of 50.00 feet to a point;
     N 50(degree)00'00" W, a distance of 38.20 feet to a star bolt (found);
     S 45(degree)51'10" W, a distance of 22.55 feet to a star bolt (found);
     S 50(degree)00'00" E, a distance of 40.50 feet to an iron pin (found);
     S 40(degree)00'00" W, a distance of 144.05 feet to an iron pipe (found); N 50(degree)00'00" W, a distance of 59.65 feet to an iron pipe (found); S 42(degree)53'00" W, a distance of 106.95 feet to a point;
     S 67(degree)23'00" W, a distance of 51.80 feet to a point;
     N 83(degree)25'00" W, a distance of 6.90 feet to an iron pipe (found) on the line of property of Terry C. Younkin;

     THENCE along property of Terry C. Younkin, N 6(degree)19'00" W, a distance of 132.95 feet to the Place of BEGINNING.

     BEING marked, known and numbered as lots 3 through 8 on the Plan of Lots of Rockwood Borough.

     This legal description describes all that property described in Lawyer's Title Insurance Corporation Title Commitment No. 182083, bearing an effective date of December 9, 1996.

                                   EXHIBIT "B"

1. Any taxes for the current year which may be hereafter assessed, but which are not yet due and payable.

2.   All coal and mining rights and all rights relating thereto.

3.   The following rights of way:

     a) From Rockwood Insurance Company to Timothy R. Kerrigan and Gertrude J. Kerrigan dated December 1, 1972 and recorded in Deed Book Volume 733, Page 22, and as shown on the Survey (as herein defined).

     b) From Rockwood Insurance Company to Pennsylvania Electric Company dated January 11, 1985 and recorded February 13, 1985 in Deed Book Volume 931, Page 705, and as shown on the Survey.

4. Oil and gas lease to C.E. Beck dated August 13, 1980 and recorded in Deed Book Volume 868, Page 385, as referenced on the Survey.


5. Easement Agreement between Rockwood Insurance Company and the Borough of Rockwood recorded March 8, 1984 in Deed Book Volume 915, Page 410, as shown on the Survey.

6. Oil and gas lease given by Leonard P. Sembower to C. E. Beck, dated March 24, 1980, and recorded in Somerset County Deed Book Volume 871, at Page 58, as assigned to Amoco Production Company by assignment dated December 30, 1980, and recorded in Somerset County Deed Book Volume 871, at page 106, as referenced on the Survey.

7. Perpetual Easement from James B. Phillippi and Edna Mae Phillippi, his wife, to Borough of Rockwood recorded February 23, 1965 in Deed Book Volume 609, Page 517.

8. Reservations and exceptions as set forth in deed from Florence H. Hemminger and Charles E. Heminger, her husband, to James B. Phillippi and Edna Mae Phillippi, husband and wife, dated December 24, 1964 and recorded December 24, 1964 in Deed Book Volume 607, Page 551.

9.   Taxes for the year 1997 and thereafter, which are not yet due and payable.

10. Current water charges in the amount of $136.68 and current sewer charges in the amount of $322.50, neither of which are yet due and payable.

11. ALTA/ACSM Land Title Survey by Howard G. McIlvried, P.L.S., dated 12/26/96 and last revised 12/27/96, designated as Project No. 9596 (hereinafter the "Survey") discloses the following:

     a) Subject Premises' asphalt pavement encroaches onto premises adjoining on the South, by 3.8 feet;

     b) Subject Premises' asphalt pavement encroaches onto premises adjoining on the West, by 3.1 feet;

     c) Overhead utility lines cross Subject Premises to other property;

     d) Subject Premises' asphalt pavement encroaches onto premises adjoining on the East, by 11.8 feet;

     e) Manholes;

     f) Flood control easement;

     g) Concrete Block Retaining Wall encroaches from/onto southeasterly portion of Parcel 3.

                                   EXHIBIT "C"

                           Schedule of Purchase Price
                         (See Paragraph 14 of the Lease)

     For purpose of the computation of the price under Paragraph 14 of the Lease, the purchase price shall equal the present value, using an 8-1/2 percent per annum discount rate, of all payments of fixed minimum rent shown on Schedule A to be made under the Lease from and after the date of the exercise of the option, including the payment of $2,500,000 at the expiration of the term of the Lease (and referred to in Paragraph 14), using a mid year convention and a straight line interpolation to the closing date of the transaction described in Paragraph 14 of the Lease. The purchase price shall be Two Million Five Hundred Thousand ($2,500,000) Dollars on the fifteenth anniversary of the Commencement Date (as prescribed in Paragraph 14) of the Lease.

                                   SCHEDULE A

                                      RENT


                       Year                         Rent

                         1                         $78,000
                         2                         $78,000
                         3                         $78,000
                         4                         $86,000
                         5                         $86,000
                         6                        $261,000
                         7                        $287,040
                         8                        $287,040
                         9                        $287,040
                        10                        $287,040
                        11                        $677,040
                        12                        $704,122
                        13                        $704,122
                        14                        $704,122
                        15                        $704,122
                      Option                    $2,500,000

                               MEMORANDUM OF LEASE


                                   ----------

     THIS MEMORANDUM made and entered into for the purpose of recording in accordance with the Act of June 2, 1959, P.L. 454, ss.2, 21 P.S.ss.405, this 31st day of December in the year 1996, by and between ROCKWOOD ASSET MANAGEMENT, INC., a Pennsylvania corporation, as Lessor, and ROCKWOOD CASUALTY INSURANCE COMPANY, a Pennsylvania insurance corporation, as Lessee, parties to the Lease dated as of December 31, 1996 (hereinafter sometimes called the "Lease"), as follows:

       I. The name of the lessor in the Lease is ROCKWOOD ASSET MANAGEMENT, INC., a Pennsylvania corporation.

       II. The name of the lessee in the Lease is ROCKWOOD CASUALTY INSURANCE COMPANY, a Pennsylvania insurance corporation.

       III. The address of the lessor in the Lease is 200 Route 22, Delmont, Pennsylvania 15626; and the address of the lessee in the Lease is 654 Main Street, Rockwood, Pennsylvania 15557.

       IV.    The date of the Lease is December 31, 1996.

       V. The demised premises as described in the Lease are those certain lots or pieces of ground, with buildings and improvements thereon erected, situate in the Borough of Rockwood, County of Somerset and Commonwealth of Pennsylvania, more particularly described in the Schedule attached hereto and made a part hereof, as if set forth herein verbatim.

       VI. The date of commencement of the term of the Lease is January 1, 1997.

       VII. The term of the Lease commences at 12:01 a.m. on January 1, 1997 and ends at midnight on December 31, 1022, unless sooner terminated in accordance with the provisions of the Lease or otherwise by law.

       VIII. Neither the lessor nor the lessee under the Lease has the right to extend or renew the term of the Lease.

       IX. The lessee under the Lease has the right and obligation of purchase with respect to the demised premises in accordance with the provisions of the Lease.

     IN WITNESS WHEREOF, the lessor and the lessee under the Lease, the parties to the Lease, have executed this Memorandum of Lease the day and year referred to above.

Signed, sealed and delivered
in the presence of:                       LESSOR:

                                          ROCKWOOD ASSET MANAGEMENT, INC.


____________________________              By______________________________
                                            Title:________________________

____________________________              Attest:_________________________
                                                 Title:___________________

                                          [Corporate Seal]


                                          LESSEE:

                                          ROCKWOOD CASUALTY INSURANCE
                                            COMPANY


____________________________              By______________________________
                                            Title:________________________

____________________________              Attest:_________________________
                                                 Title:___________________

                                          [Corporate Seal]

                                 ACKNOWLEDGMENTS


STATE OF NEW YORK       )
                        )  ss:
COUNTY OF NEW YORK      )

     On this the 31st day of December, 1996, before me, a Notary Public in and for the said County and State, personally appeared ____________________________, who acknowledged himself to be the ____________________ of ROCKWOOD ASSET MANAGEMENT, INC., a Pennsylvania corporation, and that he, as such officer, being authorized to do so, executed the foregoing Memorandum of Lease for the purposes therein contained by signing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          -------------------------------
                                                    Notary Public

My commission expires:



STATE OF NEW YORK       )
                        )  ss:
COUNTY OF NEW YORK      )

     On this the 31st day of December, 1996, before me, a Notary Public in and for the said County and State, personally appeared ____________________________, who acknowledged himself to be the ____________________ of ROCKWOOD CASUALTY INSURANCE COMPANY, a Pennsylvania insurance corporation, and that he, as such officer, being authorized to do so, executed the foregoing Memorandum of Lease for the purposes therein contained by signing the name of the corporation by himself as such officer.

     IN WITNESS WHEREOF, I hereunto set my hand and official seal.


                                          -------------------------------
                                                    Notary Public

My commission expires: